Exhibit 99
PRESS RELEASE

For Release:	July 24, 2007
Nasdaq:	MFNC
Contact:	Investor Relations at (888) 343-8147
Website:	www.bankmbank.com
MACKINAC FINANCIAL CORPORATION
REPORTS SECOND QUARTER AND SIX MONTHS 2007 RESULTS
(Manistique, Michigan) – Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”) today announced second quarter 2007 income of $.546 million or $.16 per share compared to net income of $.190 million, or $.05 per share for the second quarter of 2006. Net income for the first six months of 2007 totaled $1.581 million, or $.46 per share, compared to $.688 million, or $.20 per share, for the same period in 2006. The results of operations for the first six months of 2007 include $470,000, of proceeds from the settlement of a lawsuit against the Corporation’s former accountants. During the comparable six month period in 2006, the Bank recorded a $600,000 negative provision in recognition of improved credit quality. Excluding both items provides a more revealing picture of operating results. The adjusted figures show net income in the first half of 2007 of $1.111 million, compared to an adjusted net income of $.088 million for the same period in 2006.
Paul Tobias, Chairman and Chief Executive Officer, commented, “We are pleased with our earnings trends and we expect continued improvement. We are growing loans and deposits at a healthy rate and we have been able to maintain strong pricing discipline and good credit quality in our loan portfolio. Additionally, our deposit mix continues to improve. While there has been a lot of hand-wringing about the Michigan economy, we continue to see opportunities to do business with individuals and businesses that are prospering in all of our market areas. Of particular interest is our Upper Peninsula market that seems to be economically influenced by Wisconsin and Chicago area activity and is providing a steady flow of well priced loans and valuable deposits.”
Total assets of the Corporation at June 30, 2007 were $393.319 million, up 11.58 percent from the $352.497 million in total assets reported at June 30, 2006. Second quarter-end total assets were up 2.75 percent from the $382.791 million of total assets at year-end 2006.
Total loans at June 30, 2007 were $338.896 million, a 19.71% increase from the $283.110 million at June 30, 2006. Total loans at the end of the second quarter of 2007 increased $16.315 million, or 5.06 percent from year-end 2006 total loans of $322.581 million. Tobias stated, “Loan growth in the first half was significantly retarded by large paydowns amounting to $23.9 million, along with normal loan principal reductions of $17.3 million; however, we are extremely satisfied with our new loan production, which totaled $64.5 million. This will translate into solid growth in the near term as these loans fund.”
Total deposits of $321.246 million at June 30, 2007 were up 13.05 percent from deposits of $284.164 million on June 30, 2006. Deposits were up $8.825 million, 2.82 percent from year-end 2006 deposits of $312.421 million. Total 2007 deposit growth reflects decreases in noncore funding of $3.339 million and increases in core deposits of $12.164 million, or 7.8%. Mr. Tobias added, “The growth of core deposit balances continues to be a primary focal point in order to support loan growth with increased margin contribution. In order to enhance our deposit products, we offer internet banking and remote deposit capture for our customers. We have also expanded our branch market service areas with courier service to small and medium sized business customers. When you combine our leading edge deposit capabilities with reasonable fee structures and a great branch staff, customers notice and deposits grow. We will continue to aggressively market our deposit services.”
Nonperforming assets at the end of the second quarter of 2007 totaled $5.126 million (1.30% of loans), an increase of $2.161 million from 2006 year end balances. This 2007 increase in nonperforming assets is not indicative of significant deterioration in portfolio credit quality and is still relatively low by comparative peer standards. Tobias, commenting on credit quality, stated, “Our nonperforming assets are composed primarily of credits that we have been following since the recapitalization, and we believe that we are adequately reserved. Our credit process also includes an aggressive early resolution process for nonperforming assets, which limits our losses.”
The net interest margin continues to show steady improvement, increasing from 3.36% in the third quarter of 2006 to 3.60% in the second quarter of 2007. Mr. Tobias commented, “The margin demonstrates the impact of good loan pricing and deposit growth. Our team is measured by profit improvement and the culture values fair pricing.
Shareholders’ equity at June 30, 2007 totaled $30.485 million, or $8.89 per share, compared to $27.179 million, or $7.93 per share on June 30, 2006.
Tobias concluded, “We are pleased with our first half net income results. Loan balances, as mentioned, were significantly impacted by large loan paydowns. We expect that we will resume our recent loan growth trends in the second half of 2007. We are experiencing increased core deposit growth which has been aided by recent staffing additions. We are also looking at opportunities to improve noninterest income. We have been moderately successful in generating fees from the sale of mortgage loans to the secondary market and have recently expanded our efforts to generate Small Business Administration loans where the guaranteed portion can be sold into the market and generate gains. We have very recently seen some results from these efforts which will be seen in future financial statements. Our continued discipline in expense control and the expansion of noninterest income will translate into increased profitability as we advance toward and then beyond peer levels. We thank you for your support and your patience and we believe that our earnings progress will translate into meaningful shareholder value.”
Mackinac Financial Corporation is a registered bank holding company which owns mBank. The Bank has 13 offices; nine in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan. The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses; as well as checking and savings accounts, time deposits, interest bearing transaction accounts, safe deposit facilities, real estate mortgage lending, and direct and indirect consumer financing.
Forward-Looking Statements
This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share data)	For The Period Ended
	June 30,	December 31,	June 30,
	2007	2006	2006
	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Total assets	$393,319	$382,791	$352,497
Total loans	338,896	322,581	283,110
Total deposits	321,246	312,421	284,164
Borrowings and subordinated debentures	38,307	38,307	37,617
Total shareholders’ equity	30,485	28,790	27,179

Selected Statements of Income Data (six months and year ended):
Net interest income	$6,447	$11,593	$5,614
Income before taxes	1,581	1,216	688
Net income	1,581	1,716	688
Income per common share — Basic	.46	.50	.20
Income per common share — Diluted	.46	.50	.20

Three Months Ended:
Net interest income	$3,269	$3,027	$2,935
Income before taxes	546	338	190
Net income	546	338	190
Income per common share — Basic	.16	.10	.05
Income per common share — Diluted	.16	.10	.05

Selected Financial Ratios and Other Data (six months and year ended):
Performance Ratios:
Net interest margin	3.57%	3.51%	3.62%
Efficiency ratio	82.79	93.95	95.20
Return on average assets	.84	.49	.42
Return on average equity	10.68	6.19	5.11

Average total assets	$381,238	$347,927	$330,980
Average total shareholders’ equity	$29,836	$27,744	$27,135
Average loans to average deposits ratio	103.84%	99.77%	99.64%

Common Share Data (at end of period):
Market price per common share	$9.45	$11.50	$10.27
Book value per common share	$8.89	$8.40	$7.93
Common shares outstanding	3,428,695	3,428,695	3,428,695
Weighted average shares outstanding	3,428,695	3,428,695	3,428,695

Other Data (at end of period):
Allowance for loan losses	$4,920	$5,006	$5,415
Non-performing assets	$5,126	$2,965	$498
Allowance for loan losses to total loans	1.45%	1.55%	1.91%
Non-performing assets to total assets	1.30%	.77%	.14%
Number of:
Branch locations	13	13	13
FTE Employees	106	99	99

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,	June 30,
(Dollars in thousands)	2007	2006	2006
	(unaudited)		(unaudited)
ASSETS

Cash and due from banks	$7,518	$4,865	$5,529
Federal funds sold	3,489	5,841	12,535

Cash and cash equivalents	11,007	10,706	18,064

Interest-bearing deposits in other financial institutions	3,687	856	893
Securities available for sale	24,086	32,769	33,870
Federal Home Loan Bank stock	3,794	3,794	4,855

Loans:
Commercial	292,285	261,726	231,547
Mortgage	42,677	58,014	48,931
Installment	3,934	2,841	2,632

Total Loans	338,896	322,581	283,110
Allowance for loan losses	(4,920)	(5,006)	(5,415)

Net loans	333,976	317,575	277,695

Premises and equipment	12,471	12,453	12,748
Other real estate held for sale	77	26	52
Other assets	4,221	4,612	4,320

TOTAL ASSETS	$393,319	$382,791	$352,497

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Non-interest-bearing deposits	$28,811	$23,471	$21,773
Interest-bearing deposits
NOW and Money Market	73,994	73,188	68,107
Savings	12,422	13,365	14,136
CDs<$100,000	96,546	89,585	81,768
CDs>$100,000	24,879	23,645	19,025
Brokered	84,594	89,167	79,355

Total deposits	321,246	312,421	284,164

Borrowings	38,307	38,307	37,617
Other liabilities	3,281	3,273	3,537

Total liabilities	362,834	354,001	325,318

Shareholders’ equity:
Preferred stock — No par value:
Authorized 500,000 shares, no shares outstanding
Common stock and additional paid in capital — No par value
Authorized - 18,000,000 shares
Issued and outstanding - 3,428,695 shares	42,780	42,722	42,567
Accumulated deficit	(12,162)	(13,745)	(14,772)
Accumulated other comprehensive (loss)	(133)	(187)	(616)

Total shareholders’ equity	30,485	28,790	27,179

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$393,319	$382,791	$352,497

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$6,448	$5,182	$12,681	$9,681
Tax-exempt	143	192	314	385
Interest on securities:
Taxable	293	274	594	547
Tax-exempt	—	41	—	82
Other interest income	166	194	366	363

Total interest income	7,050	5,883	13,955	11,058

INTEREST EXPENSE:
Deposits	3,267	2,509	6,489	4,589
Borrowings	514	439	1,019	855

Total interest expense	3,781	2,948	7,508	5,444

Net interest income	3,269	2,935	6,447	5,614
Provision for loan losses	—	—	—	(600)

Net interest income after provision for loan losses	3,269	2,935	6,447	6,214

OTHER INCOME:
Service fees	185	122	346	232
Net security gains	—	—	—	—
Net gains on sale of secondary market loans	91	42	199	83
Other	66	87	710	152

Total other income	342	251	1,255	467

OTHER EXPENSES:
Salaries and employee benefits	1,672	1,496	3,410	3,090
Occupancy	327	293	661	610
Furniture and equipment	166	155	323	311
Data processing	210	182	381	336
Professional service fees	174	414	325	614
Loan and deposit	79	98	151	228
Telephone	59	51	117	100
Advertising	91	107	183	177
Other	287	200	570	527

Total other expenses	3,065	2,996	6,121	5,993

Income before provision for income taxes	546	190	1,581	688
Provision for (benefit of) income taxes	—	—	—	—

NET INCOME	$546	$190	$1,581	$688

INCOME PER COMMON SHARE:
Basic	$.16	$.05	$.46	$.20

Diluted	$.16	$.05	$.46	$.20

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY
(Dollars in thousands)
Loan Portfolio Balances (at end of period):

	June 30,	December 31,	June 30,
	2007	2006	2006
Commercial Loans
Real estate — operators of nonresidential buildings	$41,662	$44,308	$35,478
Hospitality and tourism	37,286	30,826	37,754
Real estate agents and managers	31,937	25,071	15,628
New car dealers	10,270	10,086	10,002
Other	117,058	115,426	101,637

Total Commercial Loans	238,213	225,717	200,499

1-4 family residential real estate	55,090	58,014	48,931
Consumer	3,538	2,841	2,632
Construction	42,055	36,009	31,048

Total Loans	$338,896	$322,581	$283,110

Average loans for the period	$321,414	$278,953	$262,274

Credit Quality (at end of period):

	June 30,	December 31,	June 30,
	2007	2006	2006
Nonperforming Assets :
Nonaccrual loans	$4,758	$2,899	$446
Loans past due 90 days or more	291	40	—
Restructured loans	—	—	—

Total nonperforming loans	5,049	2,939	446
Other real estate owned	77	26	52

Total nonperforming assets	$5,126	$2,965	$498

Nonperforming loans as a % of loans	1.49%	.91%	.16%

Nonperforming assets as a % of assets	1.30%	.77%	.14%

Reserve for Loan Losses:
At period end	$4,920	$5,006	$5,415

As a % of average loans	1.53%	1.79%	2.06%

As a % of nonperforming loans	97.45%	170.33%	N/M %

As a % of nonaccrual loans	103.41%	172.68%	N/M %

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)

	QUARTER ENDED
	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
BALANCE SHEET (Dollars in thousands)
Total loans	$338,896	$318,421	$322,581	$292,614	$283,110
Allowance for loan losses	(4,920)	(4,975)	(5,006)	(5,316)	(5,415)

Total loans, net	333,976	313,446	317,575	287,298	277,695
Intangible assets	163	182	205	237	268
Total assets	393,319	375,644	382,791	363,191	352,497
Core deposits	211,773	201,529	199,609	195,774	185,784
Noncore deposits (1)	109,473	102,883	112,812	97,720	98,380

Total deposits	321,246	304,412	312,421	293,494	284,164
Total borrowings	38,307	38,307	38,307	38,307	37,617
Total shareholders’ equity	30,485	29,932	28,790	28,226	27,179
Total shares outstanding	3,428,695	3,428,695	3,428,695	3,428,695	3,428,695

AVERAGE BALANCES (Dollars in thousands)

Assets	$382,065	$380,403	$347,927	$362,632	$342,820
Loans	324,721	318,072	301,508	289,210	273,686
Deposits	309,469	309,619	294,755	296,608	274,591
Equity	30,412	29,254	27,744	28,041	27,213

INCOME STATEMENT (Dollars in thousands)

Net interest income	$3,269	$3,178	$3,027	$2,952	$2,935
Provision for loan losses	—	—	(261)	—	—

Net interest income after provision	3,269	3,178	3,288	2,952	2,935
Total noninterest income	342	913	276	240	251
Total noninterest expense	3,065	3,056	3,226	3,002	2,996

Income before taxes	546	1,035	338	190	190
Provision for income taxes	—	—	—	(500)	—

Net income	$546	$1,035	$338	$690	$190

PER SHARE DATA

Earnings — basic	$.46	$.30	$.10	$.20	$.05
Earnings — diluted	.46	.30	.10	.20	.05
Book value	8.89	8.73	8.40	8.23	7.93
Market value, closing price	9.45	9.26	11.50	10.56	10.27

ASSET QUALITY RATIOS

Nonperforming loans/total loans	1.49%	1.53%	.91%	.71%	.16%
Nonperforming assets/total assets	1.30	1.33	.77	.58	.14
Allowance for loan losses/total loans	1.45	1.56	1.55	1.82	1.91
Allowance for loan losses/nonperforming loans	97.45	102.32	170.33	257.43	1,214.13

PROFITABILITY RATIOS

Return on average assets	.57%	1.10%	.37%	.75%	.22%
Return on average equity	7.20	14.35	4.68	9.76	2.82
Net interest margin	3.60	3.55	3.44	3.36	3.62
Efficiency ratio	83.21	82.40	94.60	91.17	91.41
Average loans/average deposits	104.93	102.73	102.29	97.51	99.67

CAPITAL ADEQUACY RATIOS

Leverage ratio	7.97%	7.85%	7.85%	7.81%	8.04%
Tier 1 capital ratio	8.85	9.16	8.77	9.36	9.28
Total capital ratio	10.10	10.41	10.02	10.62	10.54
Average equity/average assets	7.96	7.69	7.81	7.73	7.94
Tangible equity/tangible assets	7.71	7.92	7.47	7.71	7.64

(1)	Noncore deposits includes Internet CDs, brokered deposits and CDs greater than $100,000

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS